EXHIBIT A
March 22, 2006
Consent of Independent Accountants
We hereby consent to the use in the Annual Report on Form 40-F of Canadian Pacific Railway Limited and Canadian Pacific Railway Company for the year ended December 31, 2005 (the “Form 40-F”), and the incorporation by reference in the Registration Statements: Form S-8 no. 333-13962 (Canadian Pacific Railway Limited), Form S-8 no. 333-127943 (Canadian Pacific Railway Limited), and Form F-9 no. 333-114696 (Canadian Pacific Railway Company) of our Auditors’ Report and Comments by Auditors for U.S. Readers on Canada-U.S. Reporting Difference each dated February 10, 2006, which reports are included in the financial statements included in the Form 40-F. We also consent to the reference to us under the heading “Experts” in the Form F-9 no. 333-114696.
Yours very truly,
(signed) “PricewaterhouseCoopers LLP”
Chartered Accountants
PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers
International Limited, each of which is a separate and independent legal entity.

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